--------------------------------------------------------------------------------
--------------------------------------------------------------------------------





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


              -----------------------------------------------------


                                    FORM 8-K

              -----------------------------------------------------



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                October 14, 1998

                             Date of report (Date of
                            earliest event reported)



                     WILSHIRE FINANCIAL SERVICES GROUP INC.
             (Exact name of registrant as specified in its charter)



         Delaware                   0-17292             93-1223879
      ---------------       ----------------------    ----------------
      (State or other       Commission File Number    (I.R.S. Employer
      jurisdiction of                               Identification Number)
      incorporation)




                    1776 SW Madison Street, Portland, OR97205
            ---------------------------------------------------------
               (Address of principal executive offices)(Zip Code)




                                 (503) 223-5600
               Registrant's telephone number, including area code






                                 Not Applicable
            ---------------------------------------------------------
                (Former name or former address, if changed since
                                  last report)

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     Between October 14 and October 16, 1998, Wilshire Financial Services Group Inc. ("WFSG" or the "Company") sold certain real estate related assets at their carrying value to various unrelated third parties for $276.5 million. The sales price was determined through arms length negotiations between the various purchasers and the Company. The cash proceeds from the sale were used to repay principal and interest on the existing repurchase agreements for which these securities served as collateral totaling $273.0 million.

     The assets sold consisted of 1)68 classes of subordinate mortgage-backed securities representing interests in 55 securitizations by 12 different issuers which had a carrying value at the date of sale of $63.3 million, 2) a $211.8 million pool of non-performing mortgage loans and 3) $1.4 million of mortgage servicing rights.

     The market for mortgage-backed securities and, in particular, subordinate credit related tranches of these securities has experienced dramatically widening spreads throughout the last ten weeks. Liquidity problems affecting certain Wall Street firms, hedge funds and other financial instruments investors have exacerbated this market phenomenon through forced liquidations of their assets. This has led to an increased need for liquidity at WFSG both to meet collateral calls and as a preemptive measure to protect against future MBS spread distortions that the Company expects may be experienced by the markets in general.

     As a result, the Company, through these asset sales, has reduced debt and increased current liquidity, enabling it to meet collateral calls. The Company recognized an impairment loss on certain of these assets totaling approximately $43.3 million or $38.1 million net of tax benefit during the quarter ended September 30, 1998. In addition, the Company may recognize impairment losses on unsold assets and assets sold which are not required to be covered under Form 8-K.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(b)  Pro forma  financial  information  related to the assets sold listed  under
Item 2 is attached hereto, and incorporated herein by reference, as Exhibit 99.

(c)       Exhibits

          The following exhibits are filed as part of this report:

          2.1 Purchase and Sale Agreement dated October 14, 1998, between Salomon Brothers Realty Corp. and WMFC 1997- 4 Inc.


          99   Pro forma financial information

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   WILSHIRE FINANCIAL SERVICES
                                                           GROUP INC.



Date:  November 5, 1998                            By:  /S/ Chris Tassos
                                                   ---------------------------
                                                   Chris Tassos
                                                   Executive Vice President and
                                                   Chief Financial Officer

                        INDEX TO EXHIBITS FILED HEREWITH



 EXHIBIT  DESCRIPTION                                                      PAGE
 -------  ----------------------------------------------------             ----

          2.1  Purchase  and Sale  Agreement  dated  October 14,  1998,      5
               between Salomon Brothers Realty Corp. and WMFC 1997-4 Inc.


          99   PRO FORMA FINANCIAL INFORMATION - NARRATIVE FORMAT            9